4CableTV Inc.
Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders of
4Cable TV Inc.

We have audited the accompanying balance sheets of 4Cable TV Inc. (the Company) as of December 31, 2012 and 2011 and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 4Cable TV Inc. as of December 31, 2012 and 2011and the results of its operations and cash flows for the years ended December 31, 2012 and 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/Goldman Accounting Services CPA, PLLC
Goldman Accounting Services CPA, PLLC
Suffern, New York
October 4, 2013

4Cable TV Inc.
Balance Sheets

	December 31, 2012	December 31, 2011

ASSETS
Cash	$16,717	$12,110
Accounts receivable, net allowances for doubtful accounts of $276 and $1,024, respectively	44,073	35,691
Inventories, net	164,259	114,135
Prepaid expenses and other assets	4,252	2,218
Total current assets	229,301	164,154

Property, plant and equipment, net	240,690	36,102

Total Assets	$469,991	$200,256

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current
Accounts payable	$90,022	$67,922
Accrued salary, payroll liabilities and taxes	63,316	19,419
Accrued liabilities	25,000	25,000
Credit card debt	7,949	20,861
Current portion of notes payable	46,740	28,348
Related parties payable	74,710	84,491
Current portion of capital lease obligations	11,954	2,003

Total current liabilities	319,691	248,044

Long-term debt
Capital lease obligations	206,407	9,601
Notes payable	5,588	6,591
	211,995	16,192

Total Liabilities	531,686	264,236

STOCKHOLDERS' DEFICIT

Common stock; $0.01 par value; 2,470 and 2,200 sharesissued and outstanding, respectively	25	22
Additional paid-in capital	229,686	178,063
Deficit	(291,406)	(242,065)

Total stockholders' deficit	(61,695)	(63,980)

Total liabilities and stockholders' deficit	$469,991	$200,256

The accompanying notes are an integral part of these financial statements

4Cable TV Inc.
Statements of Operations
For the Years Ended December 31, 2012 and 2011

	December 31, 2012	December 31, 2011

Net sales	$632,172	$397,164
Cost of goods sold	411,328	266,790
Gross profit	220,844	130,374

Operating costs and expenses
Selling, general and administrative	179,076	138,222
Research and development	37,407	35,008
Total operating costs and expenses	216,483	173,230

Operating income (loss)	4,361	(42,856)

Interest expense	53,702	8,179

Loss before income taxes	(49,341)	(51,035)

Income taxes	-	-

Net loss	$(49,341)	$(51,035)

Loss per share - Basic and Diluted	$(22.43)	$(25.52)

Weighted Average Shares Outstanding - Basic and Diluted	2,200	2,000

The accompanying notes are an integral part of these financial statements

4Cable TV Inc.
Statements of Changes in Shareholders' Deficit
For the Years Ended December 31, 2012 and December 31, 2011

	Shares	Common Stock Amount	Additional Paid-In Capital	Deficit	Total Stockholder's Deficits

Balance, December 31, 2010	2,000	$20	$139,744	$(191,030)	$(51,266)
Issuance of stock	200	2	29,998	-	30,000
Capital contributions			8,321	-	8,321
Net loss	-	-	-	(51,035)	(51,035)
Balance, December 31, 2011	2,200	22	178,063	(242,065)	(63,980)
Issuance of stock	270	3	29,997	-	30,000
Capital contributions	-	-	21,626	-	21,626
Net loss	-	-	-	(49,341)	(49,341)
Balance, December 31, 2012	2,470	$25	$229,686	$(291,406)	$(61,695)

The accompanying notes are an integral part of these financial statements

4Cable TV Inc.
Statements of Cash Flows
For the Years Ended December 31, 2012 and 2011

	December 31, 2012	December 31, 2011
Cash Flows Used in Operating Activities
Net loss	$(49,341)	$(51,035)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	16,662	16,787
Inventory reserve for excess and obsolete inventory	32,644	18,688
Provision for losses on accounts receivable	(748)	31,070

Changes in balances of assets and liabilities:
Accounts receivable	(7,634)	(25,015)
Inventory	(82,768)	(19,611)
Prepaid expenses and other assets	(2,034)	(218)
Accounts payable	22,100	18,954
Accrued salary, payroll liabilities and taxes	43,897	19,419
Accrued liabilities	-	4,461

Net Cash Provided By (Used in) Operating Activities	(27,222)	13,500

Cash flows from investing activities
Acquisition of property, plant and equipment	(73)	(2,380)

Net Cash (Used in) Investing Activities	(73)	(2,380)

Cash flows from Financing Activities
Repayment of credit card debt	(12,912)	(14,728)
Payment on capital lease obligations	(6,101)	(789)
Proceeds from sale of stock	30,000	30,000
Proceeds from capital contribution	3,307	-
Proceeds from notes payable	60,724	36,595
Proceeds from related parties debt	62,827	43,068
Payment on notes payable	(33,335)	(14,079)
Payment on related party debt	(72,608)	(80,812)

Net Cash Provided by (Used In) Financing Activities	31,902	(745)

Net increase in cash	4,607	10,375

Cash, beginning of year	12,110	1,735

Cash, end of year	$16,717	$12,110

SUPPLEMENTAL CASH DISCLOSURES
Cash paid for:
Income taxes	$-	$-
Interest	$53,702	$8,179
Supplemental disclosure of non-cash financing and investing activities
Capital contribution of equipment	$8,319	$8,321
Capital contribution from related party loan	$10,000	$-
Purchase of equipment by capitalized lease obligation	$13,216	$12,394
Purchase of building by capitalized lease obligation	$199,642	$-

The accompanying notes are an integral part of these financial statements

4Cable TV Inc.
Notes to Financial Statements -
December 31, 2012

1.   Background and description of the business

4Cable TV was incorporated on May 19, 2005 as a South Carolina corporation (the “Company”) and has been a specialty solutions provider for the cable television (CATV) sector spanning the range of repair, upgrading, and testing. The Company provides service and customized solutions to CATV operators and was founded by two veterans of the cable industry seeking a new challenge to work on diagnostic and repair issues for cable operators.

Liquidity issues arising from recurring losses and future capital commitments

As shown in the accompanying financial statements, the Company has incurred recurring losses from operations. At December 31, 2012 the Company’s current liabilities exceeded its current assets by $90,390 and its total liabilities exceeded its total assets by $61,695.  Management has instituted new product lines, increased sales prices on certain items and has instituted more efficient management techniques. Management believes these factors may help contribute toward achieving future profitability for the Company. Refer to Note 10 regarding future capital commitments of $500,000 that will be received by the Company after the Company completes its share exchange agreement with a public company called 4Cable TV International Inc. and goes public.

2.  Summary of significant accounting policies

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Basic and Diluted Net Loss Per Share

Basic net loss per share amounts are computed based on the weighted average number of shares actually outstanding.   Diluted net loss per share amounts are computed using the weighted average number of common and common equivalent shares outstanding as if shares had been issued on the exercise of the common share rights unless the exercise becomes antidilutive and then the basic and diluted per share amounts are the same. There were no common stock equivalents outstanding at December 31, 2012 and 2011.

4Cable TV Inc.
Notes to Financial Statements -
December 31, 2012
Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with general accepted accounting principles.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.   Actual results could vary from the estimates that were assumed in preparing these financial statements.

The most significant estimates and assumptions include the:

•	Impairment, useful lives and salvage values of our machinery and equipment
•	reserve for excess and obsolete inventory
•	loss contingencies
It is reasonably possible that these above significant estimates we make may change in the future and could have a material effect on our financial statements.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their fair value due to their short term maturities. The Company’s long-term capitalized leases are recorded at the present value of the future lease payments, calculated at the company’s implicit borrowing rate.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or service has been rendered, the selling price is fixed or determinable and collectability is reasonably assured. Product sales revenue is recognized when the risks and rewards of ownership have passed to the customer and revenue is measurable. Service revenue is recognized at the time the service is complete and the customer has received an invoice. Revenue is recorded at the net amount to be received after deductions for estimated discounts, allowances and returns.

Product Warranties

The Company has no written warranty policy and therefore does not make a provision for warranty claims.

Accounts Receivable

Accounts receivable represents receivables, net of allowances for doubtful accounts. The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. We determine the allowance based on historical experience and other currently available information. When a specific account is deemed uncollectible, the account is written off against the allowance.

The Company factors substantially all of its invoices for certain customers (approved by the third party factor) without recourse to us and paid factoring fees of $26,845 and $16,793 for the years ended 2012 and 2011, respectively. Under the Company’s factoring agreement, invoices for products are generated and transmitted to our customers, with copies to the factor as products are shipped to our customers.  The factor collects the amounts due and remits collected funds to us, less factoring fees. The invoiced amounts are reported as accounts receivable on our balance sheets, generally when the merchandise is shipped to our customer until payment is received from the factor.

4Cable TV Inc.
Notes to Financial Statements -
December 31, 2012

Concentrations of Risk

Sales to one customer accounted for 72.0% and 0.0% of the Company’s total net sales during 2012 and 2011, respectively. Other than the one customer, no customer accounted for 10% or more of the Company’s total net sales for 2012 and 2011.

Accounts receivable from three customers accounted for more than 10% of the Company’s net accounts receivable as of December 31, 2012 and 2011 are as follows:

	December 31, 2012	December 31, 2011
Customer A	19%	21%
Customer B	15%	-
Customer C	10.4%	-
Customer D	-	26%
Customer E	-	10%

The Company purchased materials from three vendors who represented approximately 31% and 32% of the Company’s purchases for the years ended December 31, 2012 and 2011, respectively.

Barter Transactions

The Company barters parts and equipment with dealers and suppliers.  The Company had barter sales of $27,388 and $21,212 for the years ended December 31, 2012 and 2011, respectively.

Advertising and Marketing Development

The company expenses advertising and market development costs as incurred. Total advertising and marketing costs were $5,528 and $5,674 for the years ended December 31, 2012 and 2011, respectively.

Inventories

Inventories are stated at the lower of cost or market. Inventory cost is determined on a weighted average cost method. The Company maintains reserves to reduce the value of inventory to the lower of cost or market, including reserves for excess and obsolete inventory.

Evaluation of Long-Lived Assets

The Company periodically reviews its long term assets and makes adjustments, if the carrying value exceeds fair value, based on the undiscounted cash flows expected to be derived from the use and ultimate disposition of the assets. Assets identified as impaired are carried at estimated fair value. Due to the changing technology and market conditions, it is possible that future impairment reviews may indicate additional impairments of our long-lived assets, which could result in charges that are material to the Company’s results of operations.

4Cable TV Inc.
Notes to Financial Statements -
December 31, 2012

Property, plant and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures that extend the life, increase the capacity, or improve the efficiency of property and equipment are capitalized, while expenditures for repairs and maintenance are expensed as incurred. Depreciation is recognized using the straight-line method over the following approximate useful lives:

Depreciation is recognized using the straight-line method over the following approximate useful lives:
Machinery and equipment including capitalized leased equipment	5 to 7 years
Buildings including capitalized leased buildings	27.5 years

Research and Development Costs

Research and development (“R&D”) costs are expensed in the period in which they are incurred. R&D costs include materials, equipment and facilities that have no alternative future use, depreciation on equipment and facilities currently used for R&D purposes, personnel costs, contract services and reasonable allocations of indirect costs, if clearly related to an R&D activity. Expenditures in the pre-production phase of an R&D project are recorded as R&D expense. However, costs incurred in the pre-production phase that are associated with output actually used in production are recorded in cost of sales. A project is considered finished with pre-production efforts when management determines that it has achieved acceptable levels of scrap and yield, which vary by project. Expenditures related to ongoing production are recorded in cost of sales. Total R&D costs were $37,407 and $35,008 for the years ended December 31, 2012 and 2011, respectively.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to be reversed. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On December 31, 2012 the Company had a net operating loss carry forward of approximately $291,000 for income tax purposes.  The tax benefit of approximately $99,000 from the loss carry forward has been fully offset by a valuation reserve because the future tax benefit is undeterminable, as the Company is unable to establish a predictable projection of operating profits for future years. The loss carry-forwards will begin to expire in 2027.

Tax benefits that result from uncertain tax positions may be recognized only if they are considered more likely than not to be sustainable, based on their technical merits. The amount of benefit to be recognized is the largest amount of tax benefit that is at least 50% likely to be realized. The Company does not have any uncertain tax positions as of December 31, 2012 and 2011.

Accounting standards not yet adopted

Accounting standards that have been issued or proposed by the Financial Accounting Standards Board or other standards-setting bodies are not expected to have a material impact on the Company’s financial position, results of operations and cash flows.

4Cable TV Inc.
Notes to Financial Statements -
December 31, 2012

3. Property, plant and equipment

The Company’s property, plant and equipment consist of the following:

	December 31, 2012	December 31, 2011
Capital lease - building	$ 199,642	$ -
Capital lease - equipment	25,599	12,393
Computer equipment	4,772	2,742
Machinery and tools	125,406	120,843
Office equipment	1,589	1,041
Test equipment	58,787	57,526
	415,795	194,545
Accumulated depreciation	175,105	158,443
	$ 240,690	$ 36,102

4. Inventory

The inventory consists of raw materials that are used in the preparation of goods for sale. There were no finished products at December 31, 2012 and 2011.

	December 31, 2012	December 31, 2011

Inventory	$ 356,362	$ 273,594
Less: Excess and obsolete reserve	192,103	159,459
	$ 164,259	$ 114,135

Excess and Obsolete Reserve - Material Losses Resulting from the Write-Down of Inventory to Its Net Realizable Value

Due to changing market conditions in the Cable TV industry and other factors, in 2012 and 2011 management conducted a thorough review of the inventory in all of its product lines. As a result, a provision for inventory losses of $192,103 and $159,459 was recorded at December 31, 2012 and 2011, respectively. The change in this reserve resulted in $32,644 charged against operations in 2012 and $18,688 charged against operations in 2011, to adjust the reserve and write down inventory to its net realizable value. This reserve was based on the Company’s best estimates of future product sales prices and customer demand patterns, and its plans to transition its inventory products. It is at least reasonably possible that the estimates used by the Company to determine this provision for inventory losses will be materially different from the actual amounts or results. These differences could result in materially higher than expected inventory provisions, which could have a materially adverse effect on the Company’s results of operations and financial condition in the near term.

4Cable TV Inc.
Notes to Financial Statements -
December 31, 2012

5. Notes payable

The notes payable consist of the following items and payment terms:
	December 31, 2012	December 31, 2011

Yellowstone Capital , interest at 20% and repayment $300 per business day, unsecured	$ 40,536	$ 15,260
Superior Finance, interest at 4.5%, $62 per month – due May 2017, secured by shareholders’ guarantee	2,689	1,679
Third party loan, interest at 4%, $167 per month – due August 2013, unsecured	1,332	-
Third party loan, interest at 4%, $129 per month – due December 2013, unsecured	1,842	-
Third party note, no repayment terms, unsecured	-	10,000
Third party loan, interest at 4%, $236 per month – due December 2014, unsecured	5,929	8,000
	52,328	34,939
Current portion of notes payable	46,740	28,348
	$ 5,588	$ 6,591

6. Significant transactions with related parties

The shareholders of the Company have loaned the Company money and have received partial payment on those loans.  In addition, the shareholders have contributed as capital contributions inventory and equipment to the Company totaling $8,319 during 2012 and $8,321 during 2011 respectively.

Related parties payable were $74,710 and $84,491 as of December 31, 2012 and 2011, respectively. These payable are unsecured, non-interest bearing and due on demand.

7. Capital lease obligations

	December 31, 2012	December 31, 2011

Capital lease – building, interest at 6.25% , payments of $1,485 per month, term 233 months	$ 197,892	$ -
Capital leases – equipment, interest at 36%, payments of $1,068 per month, terms 1-3 years	20,469	11,605
	218,361	11,605
Current portion of capital lease obligations	11,954	2,003
	$ 206,407	$ 9,601

The lease for the building meets the accounting criteria for a capital lease with ownership of the building transferring to the Company after the last lease payment. The total purchase price for the building was $250,000 and the present value of the future lease payments was $199,642, with the present value based on the implicit interest rate that the Company could get for a similar type of financing.

4Cable TV Inc.
Notes to Financial Statements -
December 31, 2012

Capital Leases-Future Minimum Lease Payments

The future minimum lease payments required under the capital leases and the present value of the net minimum lease payments as of December 31, 2012, are as follows:

For the year ending December 31,
2013	$30,637
2014	30,508
2015	23,372
2016	17,818
2017	17,816
Thereafter	252,075
Total present value of net minimum lease payments	$372,224

Total minimum lease payments	$372,224
Less: Amount representing estimated taxes, maintenance, and insurance costs included in total amounts above	-
Net minimum lease and debt payments	372,224
Less: Amount representing interest	(153,863)
Present value of net minimum lease and debt payments	218,360
Less: Current maturities of capitalized lease obligation and debt	(11,954)
Long-term capitalized lease obligation	$206,406

8. Capital stock

On May 5, 2005 the Company issued 2,000 shares valued at $0.01 for $20 to the principals of the Company.

On December 31, 2011, the Company issued 200 shares of common stock to one investor, $0.01 par value, for $30,000.  The stock was valued at $150 per share at the time of issuance.

During the year 2011 principals of the Company paid for equipment and materials in the amount of $8,321 and contributed these items to the Company. These contributions have been recorded as capital contributions to the Company.

On December 31, 2012, the Company issued 270 shares of common stock for $30,000 to one investor.  The stock was valued at $111 per share at the time of issuance.

During the year 2012 principals of the Company paid for equipment and materials in the amount of $8,319 and advanced to the company of $13,307.  The principals contributed these items and waived their loan to the Company. These contributions have been recorded as capital contributions to the Company.

4Cable TV Inc.
Notes to Financial Statements -
December 31, 2012

9. Commitments

The Company has purchase commitments with two vendors totalling $130,000 for inventory in 2013. The Company also rents warehouse and manufacturing space from a third party on a month to month basis, rent is $1,500 per month.

10. Subsequent events

On April 4, 2013, the Company entered into a share exchange agreement with 4Cable TV International Inc. At the closing of the voluntary share exchange transaction contemplated by the share exchange agreement, the Company will receive 20,900,000 shares of common stock of 4Cable TV International Inc. in exchange for 100% of the issued and outstanding capital stock of the Company.  Such shares received in the share exchange by the shareholders of the Company will be subject to a lock-up agreement, pursuant to which the recipients will agree to certain restrictions on transfer for the later to occur of one year from the date of the Exchange Agreement or the Company’s completion of a financing yielding aggregate gross proceeds of at least $1,800,000. The share exchange agreement includes an equity commitment to the Company of $500,000 from the present shareholders of 4Cable TV International Inc., to be provided during the first year after the share exchange agreement is signed. The terms of the Financing are as follows: (i) $45,000 within seven days of the execution of this Agreement, (ii) $255,000 within sixty days after the filing of the Form 8-K, (iii) $200,000 thirty to forty five days after the funding in (b) above, and (iv) thereafter, a minimum of $75,000 every thirty to forty five days until the remainder of the $500,000 Financing has been completed.